Exhibit 99.1

Unum Therapeutics Announces Company Name Change to Cogent Biosciences, Highlights Recent Scientific and Operational Progress

Cogent Biosciences is focused on the design of rational precision therapies to improve the lives of patients

Company on track to advance CGT9486 into Systemic Mastocytosis patients in 1H21

Abstract selected for oral presentation at CTOS 2020

New data from the Phase 1/2 clinical trial of CGT9486 in combination with sunitinib in patients with advanced GIST to be presented

CAMBRIDGE, MASS., October 5, 2020 — Unum Therapeutics Inc. (“Unum”) (NASDAQ: UMRX), a biotechnology company focused on developing precision therapies for genetically defined diseases, today announced its name change to Cogent Biosciences, Inc. (“Cogent”). Beginning on October 6, 2020, Cogent will trade on NASDAQ under the ticker symbol “COGT”, and Cogent’s common stock will trade under a new CUSIP number, 19240Q102. The new name reflects Cogent’s mission to design rational precision therapies that treat the underlying cause of disease and improve the lives of patients. Cogent is also pleased to provide an update on recent scientific and operational progress since its July acquisition of Kiq LLC, including the announcement of an upcoming oral presentation of Phase 1/2 clinical data in gastrointestinal stromal tumors (GIST) with Cogent’s lead asset, PLX9486, at the 2020 Connective Tissue Oncology Society (CTOS) Annual Meeting to be held virtually November 18 – 21. In connection with the change of the Company’s corporate name, Cogent anticipates that the name of PLX9486 will be changed to CGT9486.

“Our new name reflects the evolution of our company to focus on developing precision therapies for genetically defined diseases and paves the path forward as we strive to deliver real solutions for patients in serious need of new treatment options,” said Chuck Wilson, PhD, President and CEO of Cogent. “Over the past three months, we have made significant progress in shifting the focus of the company to align with our future vision, and we look forward to presenting additional data on our lead program PLX9486 at CTOS 2020 as we continue to make progress in advancing the program for the treatment of patients suffering from Systemic Mastocytosis and GIST.”

Cogent remains on track to advance PLX9486 as a single agent in Advanced Systemic Mastocytosis patients in the first half of next year and Indolent Systemic Mastocytosis patients in the second half of 2021. Additionally, Cogent plans to further develop PLX9486 in combination with sunitinib in GIST patients and plans to initiate an additional clinical study in GIST in the second half of 2021.

An updated corporate presentation, which includes additional preclinical data highlighting the potency of PLX9486 against KIT D816V, is now online at Cogent’s new website, www.cogentbio.com.

PLX9486 + Sunitinib Combination data to be presented in Oral CTOS Abstract

Cogent’s lead precision therapy is PLX9486, a potent and selective precision kinase inhibitor that is designed to target KIT mutations present in Systemic Mastocytosis and GIST. New details of the open-label Phase 1/2 clinical study testing the combination of PLX9486 with sunitinib in 18 adult patients with advanced GIST, will be presented as an oral presentation at the upcoming 2020 CTOS Annual Meeting.

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Title: The Potent and Selective Kit Inhibitor PLX9486 Dosed in Combination with Sunitinib Demonstrates Promising Progression Free Survival (PFS) in Patients with Advanced Gastrointestinal Stromal Tumor (GIST): Final Results of a Phase 1/2 Study

•	Date: Friday, November 20, 2020 from 11:30 a.m. – 12:30 p.m. ET

•	Presenter: Jonathan Trent, M.D., Ph.D., University of Miami Health System, Sylvester Comprehensive Cancer Center

The oral presentation will contain detailed results from the combination of PLX9486 and sunitinib in patients with advanced GIST. Previously announced topline results demonstrated 11 months median progression free survival with the combination of PLX9486 and sunitinib in heavily treatment-experienced patients with advanced GIST, with two-thirds of patients having previously received three or more lines of therapy. PLX9486 was well-tolerated, and the most commonly occurring treatment emergent adverse events (TEAEs) were predominantly ≤ Grade 2. PLX9486 has been dosed in more than 50 patients both as a single agent and as part of a combination therapy. Based on the data, Cogent believes the combination of PLX9486 and sunitinib has the potential to address an unmet medical need in patients living with GIST.

Operational Update

Cogent’s current cash balance includes gross proceeds of a $104.4 million private placement concurrent with the Kiq acquisition, as well as $8.1 million from the BOXR sale with potential near-term milestones of up to $3.4 million. This funding provides Cogent with runway into 2023. More details on Cogent’s cash position will be provided in November in the Q3 earnings call.

Cogent has retained senior personnel from Unum who bring critical expertise in clinical science, clinical operations, regulatory affairs, and project management, and the company has continued to grow the team over the past three months with new hires following the completion of the Kiq acquisition.

About Cogent Biosciences, Inc.

Cogent Biosciences, Inc. is a biotechnology company focused on developing precision therapies for genetically defined diseases. Cogent’s most advanced program, PLX9486, is a highly selective tyrosine kinase inhibitor that is designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. KIT D816V is responsible for driving a rare and serious condition called Systemic Mastocytosis, and exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors (GIST), a type of cancer with strong dependence on oncogenic KIT signaling. Cogent is headquartered in Cambridge, MA. Visit Cogent’s website for more information at www.cogentbio.com. Follow Cogent Biosciences on social media: Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: projected cash runways; future product development plans; upcoming results from clinical trials; and the anticipated name change for PLX9486. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Cogent’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Media contact:

Amanda Sellers

asellers@vergescientific.com

301.332.5574

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